                                    AMENDMENT

         Amendment (this "Amendment"), dated as of October 9, 2001, among General Electric Capital Corporation ("GE Capital"), Danka Business Systems PLC ("Danka") and Danka Office Imaging Company ("Danka OI").

         WHEREAS, GE Capital and Danka are parties to that certain Amended and Restated Global Operating Agreement dated as of March 31, 2000 (as amended, the "Global Operating Agreement"); and

         WHEREAS, GE Capital and Danka OI are parties to that certain U.S. Direct Operating Agreement dated effective as of March 31, 2000 (as amended, the "U.S. Direct Operating Agreement"); and

         WHEREAS, Danka OI and GE Capital are parties to that certain License Agreement effective March 31, 2000 (as amended, the "License Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

     1. Capitalized Terms. Capitalized terms used in this Amendment and not herein defined shall have the respective meanings set forth in the Global Operating Agreement.

     2. Amendments to Global Operating Agreement. Effective immediately, the Global Operating Agreement is hereby amended as follows:

         (a) Section 1.1 of the Global Operating Agreement is hereby amended and restated to read in its entirety as follows:

                  "1.1     Programs.

                  (a) Danka and GE Capital acknowledge that, from time to time, the parties hereto and/or their respective Affiliates may enter into Programs to support sales of Equipment by Danka or its Affiliates. The terms and conditions of each Program shall be as set forth in the Principal Documents relating to such Program.

                  (b) As of December 27, 1997, the parties hereto and certain of their respective Affiliates, among others, entered into a Program for Danka's United States-based Affiliates governed by the Principal Documents set forth on Schedule 1.1 hereof and relating thereto (the "United States Program - Trust Structure"). As of the date hereof, Danka Office Imaging Company and GE Capital are entering into a Program providing for the origination of certain Leases by GE Capital pursuant to the U.S. Direct Operating Agreement (the "United States Program - Direct Structure").

                  (c)      [Intentionally Omitted]

                  (d)      [Intentionally Omitted]

                  (e) Danka and GE Capital, on behalf of themselves and their respective Affiliates, hereby agree that (i) except to the extent provided in subsection (f) below, neither GE Capital nor any Program Affiliates shall have any obligation to (A) enter into, purchase or otherwise acquire any Lease from, (B) purchase or otherwise acquire any Equipment from or (C) otherwise finance any Equipment sold, leased or distributed by, Danka or any of its Affiliates, in any case, pursuant to the United States Program - Trust Structure and (ii) except as provided in clause (i) above, all of the terms and conditions of the Principal Documents related to the United States Program - Trust Structure shall continue in full force and effect including, without limitation, as they relate to the Leases outstanding thereunder, until they are terminated in accordance with their terms or as otherwise agreed by the parties thereto. By way of clarification and not by way of limitation, Danka and GE Capital, on behalf of themselves and their respective Affiliates, agree that, except to the extent provided in subsection (f) below, neither GE Capital nor any of its Program Affiliates shall have any obligation to take any of the actions described in clause (i) of this subsection (e) pursuant to, or in connection with, the United States Program - Trust Structure from and after the date of this Agreement.

                  (f) Notwithstanding subsection (e) hereof, Danka and GE Capital agree that, subject to all of the terms and conditions of the Principal Documents that relate to the United States Program - Trust Structure (including, without limitation, Section 6.1 of the Servicing Agreement, dated as of December 22, 1997, constituting a part thereof), Danka shall be entitled to submit prospective Financings of Leases and Equipment to GE Capital (or the applicable Program Affiliate) for consideration to be included under such U.S. Program, if, at the time such prospective Financing is submitted by Danka or its Affiliates to GE Capital (or the applicable Program Affiliate):

                           (i) the Equipment that is the subject of such prospective Financing is an add-on or upgrade to Equipment that is presently financed pursuant to a Lease that was entered into pursuant to the United States Program - Trust Structure; or

                           (ii) such prospective Financing would be a "lease schedule" entered into pursuant to the terms of a "master lease" that was Financed pursuant to the United States Program
                  - Trust Structure; or

                           (iii)    the Customer under such prospective
                  Financing is already the lessee or obligor under a Lease that was entered into pursuant to the United States Program - Trust Structure and has requested "summary" billing or that all rental and other charges associated with the Equipment it owns or uses pursuant to any Lease be billed to it on a consolidated basis; or

                           (iv)     GE Capital and Danka mutually agree thereto.

                  (g) To the extent that Danka and GE Capital, and/or their respective Affiliates, shall hereafter enter into any additional Programs, relating to jurisdictions outside of the United States,
         Schedule 1.1 shall be amended to refer to such Programs and

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

         to specify the Principal Documents, Program Affiliates and any Incentive Management Payment Provisions relating to such Programs."

         (b) Subsection (e) of Section 2.1 of the Global Operating Agreement is hereby amended by adding the words "quality scorecards and" to such subsection in the first line thereof after the word "review".

         (c) The Global Operating Agreement is hereby amended by adding the following as Subsection (k) to Section 4.1:

         "(k) Danka shall deliver to GE Capital, on or before the date that is fifteen (15) days after Danka shall have filed any quarterly report under the Securities Exchange Act of 1934, a certificate setting forth United States Reprographic Hardware Sales for the quarter and the portion of any Measurement Period then ended, certified by Danka's Chief Financial Officer as true and correct in all material respects, to the best of his knowledge, after due inquiry. In addition to the foregoing, Danka shall deliver to GE Capital, on or before the date that is fifteen (15) days after Danka shall have filed any annual report under the Securities Exchange Act of 1934, a certificate setting forth United States Reprographic Hardware Sales for the year and the Measurement Period then ended, certified by Danka's Chief Financial Officer as true and correct in all material respects, to the best of his knowledge, after due inquiry."

         (d) The last sentence of Section 7.1(b) of the Global Operating Agreement is hereby amended and restated to read in its entirety as follows:

         "For the avoidance of doubt, the parties agree that except for (x) the obligations of Danka under Article VIII in respect of Measurement Periods ending on or prior to the date of termination of this Agreement and (y) the obligations of Danka under Sections 8.2(b) and 8.2(g) (which obligations shall survive termination of this Agreement),
         Article VIII of this Agreement shall not survive the termination of this Agreement."

         (e) The dates "April 1, 2002," "March 31, 2003" and "April 1, 2003" set forth in the first, seventh and ninth lines of Section 7.2 of the Global Operating Agreement shall be changed to "April 1, 2005," "March 31, 2006" and April 1, 2006", respectively.

         (f) The Global Operating Agreement is hereby amended by adding the following as Subsection (d) to Section 7.4:

                  "(d) Upon the occurrence and continuance of a Qualifying Change in Control of Danka, Danka shall have the right, at its sole discretion and upon at least 20 Business Days' prior written notice to GE Capital, to terminate this Agreement, effective at any time on or after January 1, 2002, as and to the extent provided in subsection 7.1(b) hereof (such termination shall not be effective retroactively and the effective date of such termination shall not pre-date January 1, 2002.)"

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

         (g) Section 7.5 of the Global Operating Agreement is hereby amended and restated to read in its entirety as follows:

         "7.5 Effect of Termination; Termination Fee and Alternative Termination Fee.

         (a)      In the event a party terminates this Agreement pursuant to
     Section 7.4 as a result of a Danka Event of Default or a GE Capital Event of Default, such party shall have the right to exercise all rights and remedies as may be available in law or in equity, including, without limitation, claims for Damages.

         (b)      If GE Capital terminates this Agreement pursuant to Section
     7.4 due to the occurrence and continuance of

                  (i) a Qualifying Change in Control of Danka and there has been an Impairment with respect to Danka; or

                  (ii) a Complete Cessation of Distribution of Office Imaging Solutions; or

                  (iii)    a Complete Cessation of Service; or

                  (iv) the dissolution or liquidation of Danka or any of its Affiliates (other than a Permitted Reorganization with respect to such Person) that is a party to any Principal Document relating to a U.S. Program or the French Program; or

                  (v) a Bankruptcy Event with respect to Danka or any of its Affiliates that is a party to any Principal Document relating to the U.S. Program that is active at the time of such termination, then no later than ten (10) days after such termination, Danka shall pay the Termination Fee to GE Capital. In the event Danka pays GE Capital the Termination Fee pursuant to this Section 7.5, then the parties agree that Danka shall not be also obligated to GE Capital in respect of a Trigger Payment that would otherwise be payable pursuant to this Agreement in connection with any Measurement Period which Measurement Period is included in the calculation of the amount of such Termination Fee.

     (c) If Danka terminates this Agreement pursuant to Section 7.4 due to the occurrence and continuance of a Qualifying Change in Control of Danka then no later than ten (10) days after such termination, Danka shall pay the Alternative Termination Fee to GE Capital. In the event Danka pays GE Capital the Alternative Termination Fee pursuant to this Section 7.5, then the parties agree that Danka shall not be also obligated to GE Capital in respect of a Trigger Payment that would otherwise be payable pursuant to this Agreement in connection with any Measurement Period which Measurement Period is included in the calculation of the amount of such Alternative Termination Fee.

     (d) Interest on any unpaid amounts that remain due and payable for more than 30 days after written notice that such amount is due and owing shall have been given to the obligor of such amount shall accrue from the date such amount became overdue at an annual rate of 12% (or, if not permitted by applicable law, such lower rate as may be permitted), until paid, before as well as after judgment."

         (h) Article VIII of the Global Operating Agreement is hereby amended and restated to read in its entirety as follows:

                                  "Article VIII
                                 Volume Payments
                                 ---------------

                  8.1 Target Volume. For each Measurement Period, Danka shall, and shall cause its Affiliates to, use reasonable efforts to enter into sufficient Financings in order that the aggregate Volume with respect to such Measurement Period shall be at least equal to the target volume for such period as set forth in the following table (subject to Section 8.2(b) with respect to any Interrupted Measurement Period, the "Target Volume"):

         Measurement Period              Target Volume
         ------------------              -------------

         From 4/1/99 through 3/31/00     $220.0 million

         From 4/1/00 through 3/31/01     $245.0 million

         From 4/1/01 through 3/31/02     The greater of (x) the Sales Volume for
                                         such Measurement Period and (y)
                                         $170.0 million

         From 4/1/02 through 3/31/03     The greater of (x) the Sales Volume
                                         for such Measurement Period and (y)
                                         $164.0 million

         From 4/1/03 through 3/31/04     The Sales Volume for such
                                         Measurement Period

         From 4/1/04 through 3/31/05     The Sales Volume for such Measurement
                                         Period

         From 4/1/05 through 3/31/06     The Final Year Sales Volume for such
                                         Measurement Period


     The sole remedy of GE Capital for any failure by Danka to use such efforts or meet the Target Volume in any Measurement Period shall be Danka's obligation to make Trigger

     Payments pursuant to Section 8.2 below (provided that the foregoing shall not limit any rights or remedies of GE Capital in respect of the breach by Danka of any other provision of this Agreement). Any failure by Danka to use such efforts or meet the Target Volume in any Measurement Period shall not be deemed to be or constitute a Danka Event of Default.

                  8.2      Trigger Payments.

                  (a) Within 15 days after Danka shall have reported to GE Capital the annual United States Reprographic Hardware Sales with respect to each Measurement Period (or 15 days after the date that the last item of Backlog (as such term is defined in the U.S. Direct Operating Agreement) is Financed by GE Capital pursuant to the U.S. Direct Operating Agreement ), GE Capital shall deliver to Danka a notice setting forth (i) the Actual Volume, Adjusted Target Volume and Approval Rate, in each case, for such Measurement Period and (ii) the calculations provided below setting forth the amount of any cash payment required to be made by Danka to GE Capital pursuant to this Section 8.2 with respect to such Measurement Period (a "Trigger Payment"). All such information and calculations shall be certified by the Manager of Finance of GE Capital VFS's Center for Specialized Alliances (in his capacity as such) as being true and correct in all material respects, to the best of his knowledge, after due inquiry. Within 15 days after the end of each calendar quarter in a Measurement Period (other than a calendar quarter that is the end of such Measurement Period), GE Capital shall deliver to Danka its good faith estimate of the Volume funded by GE Capital or its Program Affiliates during such Measurement Period through the end of such calendar quarter, the Approval Rate, the aggregate amount proposed to be Financed by GE Capital or any Program Affiliate in connection with all of the Prospective Financings submitted by Danka or any of its Affiliates to GE Capital or any Program Affiliate in connection with the Qualifying Programs and the Funding Rate, in each case in respect of the period beginning on the first day of such Measurement Period and ending on the last day of such calendar quarter.

                  (b) If this Agreement is terminated and such termination results in an Interrupted Measurement Period, then any Trigger Payment due in respect of such Interrupted Measurement Period shall be calculated in accordance with subsection (c) hereof without giving effect to the fact that such Measurement Period is an Interrupted Measurement Period; provided that the Target Volume for such Interrupted Measurement Period shall be calculated on a pro rated basis calculated based on the actual number of days (365 or 366) in the Measurement Period during which such termination occurs. By way of example, if the Target Volume was $170 million for the Measurement Period during which the termination occurred, such Measurement Period consisted of 365 days and the Agreement was terminated on the 100th day of such Measurement Period, the Target Volume for such Interrupted Measurement Period would be equal to (i) 100 multiplied by the quotient of $170 million divided by 365 or (ii) $46,575,342.

                  (c) If the amount of the Actual Volume for any Measurement Period is less than the Adjusted Target Volume for such Measurement Period (a "Volume Shortfall"), then the Trigger Payment due to GE Capital for such Measurement Period shall be an amount equal to the product of (i) the excess of the Adjusted Target Volume over the Actual Volume, in each case, calculated for such Measurement Period multiplied by (ii) 4.75%.

                  (d) Danka shall pay to GE Capital the amount of any Trigger Payment no later than 15 days after delivery by GE Capital of the related notice under Section 8.2(a).

                  (e) Any amounts funded by GE Capital or any Program Affiliate in respect of Backlog (as such term is defined in the U.S. Direct Operating Agreement) shall be included for purposes of determining any Trigger Payment and Termination Fee due pursuant to the terms of this Agreement.

         (i) The following definitions contained in Appendix I to the Global Operating Agreement are hereby amended as follows:

                           (i) The definition of "Adjusted Target Volume" is hereby amended by deleting the last two sentences thereof in their entirety.

                           (ii) The definitions of "Aggregate Volume," "Carry Back Volume Credit," "Carry Forward Volume Credit", "Excess Volume Measurement Period," "Fiscal Year Start Date," "Look Back Measurement Period" and "Trigger Payment Return" are each hereby deleted in their entirety.

                           (iii) The definition of "Actual Volume" is hereby amended and restated to read in its entirety as follows:

                  "'Actual Volume' for any Measurement Period that is not an
            Interrupted Measurement Period means the sum of (x) all Volume with respect to such Measurement Period, to be measured commencing on the first day of such period and ending on the last day of such period minus (y) an amount equal to the Exclusion Amount (if any), and for any Measurement Period that is an Interrupted Measurement Period, means the sum of (x) all Volume with respect to such Interrupted Measurement Period, to be measured commencing on the first day of such period and ending on the day this Agreement is terminated minus
            (y) an amount equal to the Exclusion Amount (if any) and thereafter prorated in the manner set forth in Section 8.2(b) to reflect the actual number of days comprising the Interrupted Measurement Period.

                           (iv) The definition of "Measurement Period" is hereby amended and restated to read in its entirety as follows:

                           " 'Measurement Period' means a twelve-month period
            from April 1, 1999 through March 31, 2000; from April 1, 2000 through March 31, 2001; from April 1, 2001 through March 31, 2002; from April 1, 2002 through March 31, 2003; from April 1, 2003 through March 31, 2004; from April 1, 2004 through March 31, 2005; or from April 1, 2005 through March 31, 2006."

                           (v) The definition of "Termination Fee" is hereby amended and restated to read in its entirety as follows:

                           " 'Termination Fee' means, as of the date that this
            Agreement is terminated pursuant to Section 7.4 hereof, an amount equal to the sum of (i) the Trigger Payment that would be due in respect of the Interrupted Measurement Period during which the termination date occurred, assuming that the Actual Volume for such Measurement Period was equal to the aggregate Actual Volume funded by GE Capital or the applicable Program Affiliates during such Interrupted Measurement Period prior to the date this Agreement is terminated and without giving effect to the terms of Section 8.2(b) (after calculating the Adjusted Target Volume for such Interrupted Measurement Period), plus (ii) an amount equal to the greater of (x) zero, and (y) an amount equal to the product of (i) $565,000,000 minus the sum of the aggregate Actual Volume funded by GE Capital or the applicable Program Affiliates during all previous Measurement Periods (and the Interrupted Measurement Period) as measured from 4/1/01 to the date that this Agreement is terminated pursuant to
            Section 7.4 hereof multiplied by (ii) 4.75%. For purposes of the foregoing calculation only, Actual Volume for any Measurement Period that is not an Interrupted Measurement Period and for which Danka shall have previously paid to GE Capital a Trigger Payment in respect thereof means the Target Volume with respect to such Measurement Period."

                           (vi) The definition of "Term of this Agreement" is hereby amended and restated to read in its entirety as follows:

                           " 'Term of this Agreement' means the period
            commencing on December 27, 1997 and ending on March 31, 2007, as such term may be modified pursuant to Section 7.1 hereof."

                           (vii) The definition of "Danka Event of Default" is hereby amended and restated to read in its entirety as follows:

                           "Danka Event of Default" means the occurrence and
            continuance of any of the following:

            (i) the dissolution or liquidation of Danka or any of its Affiliates (other than a Permitted Reorganization with respect to such Person) that is a party to any Principal Document relating to a U.S. Program or the French Program; or

            (ii) a Bankruptcy Event with respect to Danka or any of its Affiliates that is a party to any Principal Document relating to a U.S. Program or the French Program; or

            (iii) a material breach by Danka or any of its Affiliates of any of its representations, warranties, covenants or obligations under this Agreement (other than the occurrence of a Bankruptcy Event) which breach, if curable, is not cured within thirty (30) days' written notice thereof from GE Capital, specifying the nature of such breach in reasonable detail; or

            (iv) an Event of Default (as to Danka or any Danka Affiliate that is a party to any Principal Document) or Danka Event of Default (as defined in any of the other Principal Documents) under any other Principal Document (other than the occurrence of a Bankruptcy Event); or

            (v)   a Third Party Enforcement Event."

                           (viii)   The definition of "Senior Financing
     Facility" is hereby amended and restated to read in its entirety as follows:

                           "'Senior Financing Facility' means (i) the credit
            arrangement evidenced, in part, by that certain Amended and Restated Credit Agreement entered into as of June 29, 2001 among Danka, Bank of America, National Association and the other parties thereto and
            (ii) each other credit facility or similar arrangement entered into by Danka or Danka Office Imaging Company in connection with the restatement, refinancing, replacement, renewal or extension of the arrangement described in clause (i) hereof, whether in whole or in part and whether initially or in connection with any subsequent total or partial restatement, refinancing, replacement or renewal or extension thereof."

                           (ix) The definition of "Indebtedness Default" is hereby amended and restated in its entirety as follows:

                           "'Indebtedness Default' shall mean any failure of
            Danka or any of its Affiliates to perform or observe any condition or covenant made by it under, or that any event shall have occurred or condition shall exist, under (a) the Senior Financing Facility, or (b) any agreement or instrument that governs or otherwise relates to any credit facility or similar arrangement (whether syndicated or held by a single lender) contemplating loans, advances or other extensions of credit in an aggregate maximum amount equal to or greater than $500 million, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of the loans, advances or other extensions of credit thereunder or beneficiary or beneficiaries of the loans, advances or other extensions of credit thereunder (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause the loans, advances or other extensions of credit thereunder to be declared to be due and payable prior to their stated maturity and such failure, event or condition continues without cure for (i) the applicable cure period (if any) set forth in such agreement or instrument or (ii) if no applicable period shall be set forth in such agreement or instrument, a period of 30 days after GE Capital delivers to Danka written notice of such failure, event or condition); provided, however, that in the event that (a) such agreement or instrument is amended so as to eliminate the condition, covenant or event that gave rise to such right of acceleration or
            (b) the holder or holders or beneficiary or beneficiaries of the loans, advances or other extensions of credit thereunder agree to forbear from exercising, or waive their right to exercise, such right of acceleration, then so long as such amendment, forbearance or waiver is effective, any failure, event or condition that is the subject of such amendment, forbearance or waiver shall not constitute an Indebtedness Default."

                           (x) The definition of "Net Worth Test" is hereby amended and restated in its entirety as follows:

                           "Net Worth Test" means the determination of whether
            Danka shall have (i) Consolidated Net Worth at the times and in the amounts equal to, or greater than, the sum of (A) an amount equal to 75% of the Adjusted Consolidated Net Worth (as such term is used in that certain Amended and Restated Credit Agreement entered into as of June 29, 2001 among Danka, Bank of America, National Association and the other parties thereto) of Danka and its Subsidiaries (as such term is used in that certain Amended and Restated Credit Agreement entered into as of June 29, 2001 among Danka, Bank of America, National Association and the other parties thereto) on June 30, 2001 plus (B) an amount equal to 50% of the consolidated net income of Danka and its Subsidiaries (as such term is used in that certain Amended and Restated Credit Agreement entered into as of June 29, 2001 among Danka, Bank of America, National Association and the other parties thereto) (if positive) for each calendar quarter commencing on or after July 1, 2001 (on a cumulative basis), or (ii) the net worth (or similar concept) at the times and in the amounts equal to, or greater than, those that constitute the Modified Net Worth Test.

                           (xi) The definition of "Funding Rate" is hereby amended and restated in its entirety as follows:

                           "Funding Rate" means, for any Measurement Period
            (including any Interrupted Measurement Period), an amount equal to the quotient of (i) the aggregate actual amount funded to Danka or any of its Affiliates by GE Capital or any Program Affiliates in respect of Leases and Exempt Leases in connection with the Qualifying Programs during such Measurement Period divided by (ii) the aggregate Approval Amount of all of the Prospective Financings submitted by Danka or any of its Affiliates to GE Capital or any Program Affiliate in connection with the Qualifying Programs during such Measurement Period.

         (j) The following new definitions are hereby added (in the appropriate alphabetical order) to Appendix I of the Global Operating Agreement:

                           "'Alternative Termination Fee' means, as of the date
            that this Agreement is terminated (which shall in no event occur prior to January 1, 2002) by Danka pursuant to Section 7.4 hereof due to the occurrence and continuance of a Qualifying Change in Control of Danka, an amount equal to the sum of (i) the Termination Fee, plus (ii) an amount equal to $130,000,000 multiplied by 4.75%."

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

                           " 'Exclusion Amount' shall mean the total lease
            volume financed by GE Capital (as measured in United States currency) under the terms of any Other Program (but not including any portion thereof financed by GE Capital and originated through Danka's distribution channel) as measured during the previous twelve full calendar months (without including any partial calendar month.)"

                           " 'Final Year Sales Volume' for the Measurement
            Period 4/1/05 through 3/31/06 means the greater of (x) 63% of Danka's and its Affiliates' United States Reprographic Hardware Sales during such Measurement Period, as reported to GE Capital by Danka, in the time and manner as provided for in Section 4.1(k) and
            (y) an amount equal to the greater of (i) zero and (ii) an amount equal to $565,000,000 minus the sum of the aggregate Actual Volume funded by GE Capital or the applicable Program Affiliates during all previous Measurement Periods (as well as the Measurement Period for which Final Year Sales Volume is being determined) as measured from 4/1/01 to the expiration of the Measurement Period for which Final Year Sales Volume is being determined."

                           "'Other Program' means any lease financing program
            (and not any Program) to support sales of Equipment by any Person (other than Danka or its Affiliates) that may have been entered into by GE Capital and/or any of its Affiliates, on the one hand, and such Person, on the other hand, that such Person and GE Capital may have reduced to a signed writing at any time prior to a Qualifying Change in Control of Danka involving such Person (and where, by way of such Qualifying Change in Control of Danka, such Person (whether acting alone or with any Group of Persons) (x) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended) of securities of Danka representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of Danka ordinarily having the right to vote in the election of directors thereof or (y) shall have entered into an agreement with Danka with respect to an acquisition of a substantial part of the direct or indirect assets of Danka."

                           " 'Sales Volume' for any Measurement Period means 63%
            of Danka's and its Affiliates' United States Reprographic Hardware Sales during such Measurement Period, as reported to GE Capital by Danka, in the time and manner as provided for in Section 4.1(k)."

                           " 'United States Reprographic Hardware Sales' means
            an amount equal to the total sales volume (as measured in United States currency) of all of Danka's and its Affiliates domestic United States reprographic (photocopier) hardware sales during a given Measurement Period."

         (k) Schedule X to the Global Operating Agreement is hereby deleted in its entirety.

         (l) Schedule Y to the Global Operating Agreement is hereby deleted in its entirety.

     3.  Amendment to U.S. Direct Operating Agreement. Effective immediately,
Section 9.1 of the U.S. Direct Operating Agreement is hereby amended by changing the date "March 31, 2004" set forth in clause (i) thereof to "March 31, 2007".

     4. Amendment to License Agreement. Effective immediately, Section 5 of the License Agreement is hereby amended by changing the date "March 31, 2004" set forth in subsection (a) thereof to "March 31, 2007."

     5. Confirmation of Guaranty. By its execution of this Amendment, Danka OI hereby consents to all of the terms and provisions of this Amendment, the Global Operating Agreement and each of the other Principal Documents, and ratifies and confirms that each of the other Principal Documents to which it is a party, including but not limited to that certain Unconditional Guarantee, dated as of December 22, 1997, made by Danka OI in favor of GE Capital, remains in full force and effect and enforceable in accordance with its terms.

     6.  References to this Amendment and Effect on Principal Documents.

                  (a) From and after the effective date of this Amendment each reference in the Global Operating Agreement, the U.S. Direct Operating Agreement and the License Agreement to "this agreement", "hereunder" or "herein" or words of like import shall mean and be a reference to such agreement, as affected and amended hereby.

                  (b) The Global Operating Agreement, the U.S. Direct Operating Agreement and the License Agreement, each as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

                  (c) Danka expressly acknowledges and agrees that GE Capital's acceptance of, and agreement to, the provisions of this Amendment does not constitute an election by GE Capital to adopt a Modified Net Worth Test pursuant to Section 6.3 of the Global Operating Agreement. Nothing contained herein shall be construed to prohibit or impair GE Capital's right to make such an election at a future date.

     7. Governing Law; Binding Effect. In all respects, including all matters of construction, validity and performance, this Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (without regard to conflict of law provisions) and any applicable laws of the United States of America, and shall be binding upon the parties hereto and their respective successors and permitted assigns.

     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                       GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: Its Authorized Representative


                                       DANKA BUSINESS SYSTEMS PLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       DANKA OFFICE IMAGING COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

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